SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 15, 2003

                             ILLINOIS POWER COMPANY
             (Exact Name of Registrant as Specified in its Charter)

   Illinois                             1-3004                    37-0344645
(State or other jurisdiction    (Commission File Number)        (IRS Employer
of incorporation)                                            Identification No.)


                              500 South 27th Street
                             Decatur, Illinois 62521
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (217) 424-6600

                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS.

     On January 15, 2003, Illinois Power Company, an Illinois corporation ("Illinois Power"), issued $150 million in aggregate principal amount of its 11 1/2% Mortgage Bonds due 2010 (the "Delayed Delivery Bonds"). The Delayed Delivery Bonds were issued in connection with the completion of Illinois Power's previously announced private offering of $550 million in aggregate principal amount of its 11 1/2% Mortgage Bonds due 2010, $400 million of which were issued at the initial closing on December 20, 2002. The issuance of the Delayed Delivery Bonds was delayed pending Illinois Commerce Commission approval, which approval was received on January 8, 2003. Illinois Power has used $200 million of the proceeds received from the initial closing to repay a portion of its $300 million term loan that matures in May 2003. Illinois Power expects to use the remaining proceeds from the offering to refund or refinance other outstanding indebtedness.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

a)   Financial Statements of Business Acquired - Not Applicable.

b)   Pro Forma Financial Information - Not Applicable.

c)   Exhibits  -  None.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ILLINOIS POWER COMPANY

                            BY: /s/ Kathryn L. Patton
                            ------------------------------------------
                            Kathryn L. Patton
                            Senior Vice President, General Counsel and
                            Secretary




Dated:  January 15, 2003


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